UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2011

APPLIED VISUAL SCIENCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Exchange Place, Suite H, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

(703) 464-5495

(Registrant's telephone number, including area code)

___________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2011, Applied Visual Sciences, Inc. (“we,” “our,” “us”), held the first closing of a private placement of securities.  Under the terms of a Securities Purchase Agreement, dated February 23, 2011 (the “Agreement” or “Securities Purchase Agreement”), between the Company and Seaside 88, L.P. (“Seaside”), we sold to Seaside at the first closing an aggregate of 600,000 shares of common stock, $.001 par value per share, and 600,000 common stock purchase warrants (the “Warrants”) for gross proceeds to us of $150,000.  The Warrants are exercisable at a price of $0.25 per share for a period of five years from the date of issuance, contain a cashless exercise provision, certain anti-dilution provisions, and other customary provisions.

In addition, under the Agreement, Seaside has agreed to provide additional financing to us by purchasing shares of our common stock at seven subsequent closings and in the following amounts:

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at a second closing to be held one month following the first closing, an amount of shares equal to forty percent (40%) of the total number of shares traded during normal hours during the twenty (20) trading days immediately preceding such closing

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at a third closing to be held one month following the second closing, an amount of shares equal to thirty percent (30%) of the total number of shares traded during normal hours during the twenty (20) trading days immediately preceding such closing

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at a fourth closing to be held one month following the third closing, an amount of shares equal to twenty percent (20%) of the total number of shares traded during normal hours during the twenty (20) trading days immediately preceding such closing

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at each of four additional subsequent closings to be held one month following the immediately preceding closing, an amount of shares equal to ten percent (10%) of the total number of shares traded during normal hours during the twenty (20) trading days immediately preceding the subsequent closing

Seaside has agreed to purchase our shares at each subsequent closing for a price per share equal to the lower of an amount equal to: (a) 60% of the volume weighted average of actual trading prices of the shares for the ten (10) consecutive trading days immediately prior to a date of the applicable closing and (b) 64% of the volume weighted average of actual trading prices of the shares for the trading day immediately prior to the applicable closing date.  If, under this calculation, the price of a share at a subsequent closing does not exceed a floor price of $0.25, Seaside will not be obligated to purchase our shares at that closing.  The failure to hold a closing will not impact the holding of the subsequent closings. Also, Seaside will not be obligated to purchase shares at a closing if such purchase would cause Seaside to beneficially own in excess of 9.99% of our shares.

The offering was and will be made exclusively to an accredited investor pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Proceeds of the offering are to be used for general working capital purposes.

We have agreed to pay the fees of Seaside’s counsel with regard to the first closing in the amount of $25,000, $5,000 of which was paid at the first closing and $5,000 will be paid at each of the first four subsequent closings.  We have also agreed to pay the fees of Seaside’s counsel for each subsequent closing in the amount of $2,500.

We have granted to Seaside a piggy back registration right with regard to the shares issued in the financing, including the shares underlying the Warrants.  The Agreement contains representations and warranties of the Company and Seaside, certain indemnification provisions and customary conditions to each closing.  We may terminate the Agreement on ten days prior written notice to Seaside.  Seaside may terminate the Agreement at any time prior to a subsequent financing upon written notice to us if we consummate a reverse stock split or a subsequent financing to which Seaside is not a party.

Midtown Partners & Co., LLC (“Midtown”), has acted as placement agent for the offering.  Under the terms of a Non-Circumvention and Compensation Agreement, dated January 12, 2011, between the Company and Midtown, in connection with the offering, we agreed to pay or issue to Midtown at a closing a placement fee equal to 6% of the proceeds received by us at the closing and placement agent’s warrants equal to 6% of the shares sold at the closing (including the shares underlying the Warrants).  At the first closing, we paid or issued the following compensation to Midtown for its services as placement agent in connection with the offering: (i) a placement fee in the amount $9,000 and (iii) placement agent’s warrants to purchase an aggregate of 72,000 shares.  The placement agent’s warrants are exercisable at a price of $0.25 per share for a period of five years from the date of issuance, contain a cashless exercise provision and are substantially identical to the Warrants issued to Seaside in the placement.

In connection with the foregoing, the Company relied upon the exemption from the registration requirements under the Securities Act set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The securities have not been registered and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing description is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1 and the Common Stock Purchase Warrant attached hereto as Exhibit 10.2, each incorporated herein by reference thereto.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

On February 24, 2011, we sold to an institutional accredited investor an aggregate of 600,000 shares of common stock and common stock purchase warrants to purchase an aggregate of 600,000 shares of common stock, for gross proceeds to us of $150,000 (or $136,000 net of certain expenses and sales commissions).   The warrants are exercisable at a price of $0.25 per share for a period of five years after the date of issuance, contain a cashless exercise provision and other customary provisions. Also, we issued to Midtown an aggregate of 72,000 placement agent’s warrants as compensation in connection with the offering.  The placement agent’s warrants are exercisable at a price of $0.25 per share.  We paid a commission to Midtown in the aggregate amount of $9,000 in connection with the offering. The disclosures set forth under Item 1.01 of this Form 8-K are incorporated herein by reference thereto.  The shares and warrants were sold to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

During November through December 2010, the Company sold an aggregate of 400,000 shares of Common Stock and an aggregate of 400,000 Class P Common Stock Purchase Warrants to two accredited investors for gross proceeds to the Company of approximately $100,000. In connection with the sale of securities, a finder fee of $7,000 was paid and 28,000 Class P Warrants were issued. The Warrants issued are exercisable at a price of $0.50 per share; contain a conditional call provision if the market price of each share exceeds $3.00, and customary anti-dilution provisions. The warrants expire in thirty-six (36) months from the date of issuance. The Common Stock and Class P Warrants were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

From February 1 - 23, 2011, the Company sold an aggregate of 800,000 shares of Common Stock and an aggregate of 800,000 Class Q Common Stock Purchase Warrants to three accredited investors for gross proceeds to the Company of approximately $200,000. In connection with the sale of securities, a placement agent fee of $3,000 was paid. The Warrants issued are exercisable at a price of $0.25 per share; contain a conditional call provision if the market price of each share exceeds $3.00, and customary anti-dilution provisions. The warrants expire in thirty-six (36) months from the date of issuance. The Common Stock and Class Q Warrants were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Section 9 – Financial Statements and Exhibit

Item 9.01	Financial Statements and Exhibits.

(c)

Exhibits.

10.1

Securities Purchase Agreement, dated February 23, 2011, by and between the Registrant and Seaside 88, L.P., filed herewith.

10.2

Common Stock Purchase Warrant, dated February 24, 2011, issued by the Registrant to Seaside 88, L.P., filed herewith.

10.3

Non-Circumvention and Compensation Agreement, dated January 12, 2011, by and between the Registrant and Midtown Partners & Co., LLC, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED VISUAL SCIENCES, INC.
Date: March 1, 2011	By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer

28309087.133

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